Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces Second Quarter 2026 Results

Advertising and Related Revenue Grew 54% Year-Over-Year

Monthly Active Users on the TiVo One Ad Platform Grew 70% Year-Over-Year

Adjusted EBITDA Increased 61% Year-Over-Year

San Jose, Calif. (August 5, 2026) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), a media and entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced second quarter 2026 financial results for the period ended June 30, 2026.

“Our financial results continue to demonstrate positive momentum in our business and the effectiveness of our strategy to grow both footprint and revenue on our platforms. Monthly active users on the TiVo One platform grew 70 percent from last year, to 6.3 million, which we believe positions us to achieve our year-end goal of 7 million users. This footprint expansion helped drive 54 percent year-over-year growth in advertising and related revenue. Our AutoStage platform footprint grew 42 percent year-over-year to reach 17 million vehicles, and began generating revenue from listener analytics and data,” said Jon Kirchner, chief executive officer of Xperi. “Overall, we are pleased with our first half performance and believe our business continues to build momentum.”

Financial Highlights

GAAP ($ millions, except per share data)	Q2 FY26	Q2 FY25
Revenue	$114.5	$105.9
GAAP operating income (loss)	$2.9	$(11.1)
GAAP net loss	$(1.5)	$(14.8)
GAAP diluted net loss per share	$(0.03)	$(0.32)

Non-GAAP* ($ millions, except per share data)	Q2 FY26	Q2 FY25
Revenue	$114.5	$105.9
Non-GAAP operating income	$18.3	$8.8
Non-GAAP net income	$13.6	$4.8
Non-GAAP diluted earnings per share	$0.28	$0.11
Non-GAAP adjusted EBITDA	$24.5	$15.2
Non-GAAP adjusted EBITDA Margin	21.4%	14.4%

* For further information on supplemental non-GAAP metrics included in this press release, refer to the “Non-GAAP Financial Measures” description and “GAAP to Non-GAAP Reconciliations” provided in the financial statement tables.

Recent Key Operating Achievements

Media Platform

Growth in footprint, product enhancements, and expanded advertising partnerships continue to accelerate advertising and related revenue

•
Ended the quarter with 6.3 million TiVo One Monthly Active Users, representing 70% year-over-year footprint growth. Media Platform revenue grew 44% year-over-year and trailing 12-month ARPU reached $6.70.
•
Successfully executed homepage video campaigns in the U.S. and Europe including global advertising brands ranging from the entertainment, insurance, automotive and technology industries.
•
Advanced integration of the TiVo One ad platform with key partners, including Teads and Kargo, to enable seamless transactions for TiVo One’s unique homepage video inventory.

Connected Car

Continued growth in AutoStage platform footprint as well as new automotive OEM programs are beginning to accelerate advertising and related revenue

•
DTS AutoStage platform footprint grew 42% year-over-year, reaching 17 million cumulative vehicles shipped with DTS AutoStage across 13 automotive brands.
•
BYD, the largest electric vehicle manufacturer in the world by global sales, joined the AutoStage program as the 14th automotive brand and committed to deploy our audio and video platform across export models in its portfolio.
•
Signed Cumulus, one of the largest U.S. broadcasters and operators of AM/FM radio stations, as the first customer for advanced analytics in our DTS AutoStage broadcaster portal. This revenue is advertising-related and will be recognized within Media Platform.
•
Signed a multi-year HD Radio program with a large Asian Tier 1 supplier to enable future HD Radio shipment growth. In addition, automotive brands BMW, Toyota, Mercedes-Benz, and Volkswagen launched new vehicle models with HD Radio in the U.S., Canada and Mexico.

Pay TV

Continued double-digit subscriber growth in video-over-broadband along with key design wins demonstrate partner commitment to the TiVo platform

•
Ended the quarter with 3.4 million global IPTV subscriber households, representing 13% year-over-year growth.
•
Expanded our advertising reach by executing a partnership agreement for Programmatic Dynamic Ad Insertion (PDAI) with the National Cable Television Cooperative (NCTC).
•
Entered into agreements with NCTC member operators Summit Broadband, EPB, and Buckeye to adopt TiVo as their PDAI platform.

Consumer Electronics

Continued trend of securing long-term renewals with commitments to our technology

•
Closed a multi-year renewal for DTS audio solutions, including new commitments for DTS Clear Dialogue across multiple TV and PC brands.
•
Renewed DTS agreements with leading TV, audio, and video receiver brands, including Sony, Yamaha, Pioneer, and Insignia.
•
Renewed DTS agreements for PC and mobile devices with MSI and Tecno Reallytek.

Financial Outlook

The Company maintains its guidance with respect to Revenue, Adjusted EBITDA Margin, Operating Cash Flow, Non-GAAP Tax Expense and Share Count.

The Company has increased its Capital Expenditures outlook to approximately $25 million, from a prior range of $15-20 million, due primarily to continued constraints in the memory market that resulted in price increases in planned capital equipment purchases. In addition, the Company is responding to partner demand for incremental investment to reduce memory requirements in the Company’s software platforms.

The Company has lowered its anticipated Stock-based Compensation outlook to approximately $29 million, from a prior estimate of $31 million, due primarily to the impact of workforce reductions.

Category	Outlook
Revenue	$440M to $470M
Adjusted EBITDA Margin[1,2]	17% to 19%
Operating Cash Flow	$15M to $25M
Capital Expenditures[3]	~$25M
Non-GAAP Tax Expense[2]	~$20M
Basic and Fully Diluted Share Count	48M to 49M
Stock-based Compensation	~$29M

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Adjusted EBITDA Margin and Non-GAAP Tax Expense, the Company has determined that it is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

3 Capital Expenditures is defined as the sum of two items from the Consolidated Statements of Cash Flows: Capitalized Internal-Use Software and Purchases of Property and Equipment.

Conference Call Information

The Company will hold its second quarter 2026 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, August 5, 2026. To access the call toll-free, please dial 1-888-596-4144, otherwise for USA/International dial 1-646-968-2525 and Canada-Toronto 1-647-495-7514. The conference ID is 5483252. All participants should dial in 15 minutes prior to the start of the call using the conference ID listed above. Alternatively, the call can be accessed via the following webcast link: Q2 2026 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: expectations regarding our future results of operations and financial position, and overall growth, including, without limitation, revenue, footprint and Adjusted EBITDA Margin growth, improved profitability, long-term shareholder value, objectives for future operations, expected capital expenditures and stock-based compensation, and ongoing strategies and operating initiatives, including, without limitation, expectations regarding TiVo One platform growth and certain investments. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” “goal,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 to be filed with the Securities and Exchange Commission (the “SEC”), and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®) are integrated into consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX®Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2026 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Definition for TiVo One Monthly Active User

Xperi defines a “TiVo One Monthly Active User” as a unique device that has connected to the TiVo video service, which includes the TiVo One advertising platform, at least once within the last 30 days. The TiVo One advertising platform integrates with the device’s operating system on certain “Powered by TiVo” devices, including smart TVs and video-over-broadband products.

Calculation of Average Revenue Per User for TiVo One

Average Revenue Per User (ARPU) for TiVo One is calculated by dividing advertising and related revenue (excluding automotive-related revenue) for the trailing four quarters by the average number of TiVo One Monthly Active Users during that same period. This metric helps investors and management measure how effectively the Company monetizes its media platform through advertising and data.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures, including Non-GAAP Operating Income/(Loss), Non-GAAP Net Income/(Loss), Non-GAAP Net Income/(Loss) Per Share, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Free Cash Flow, and Non-GAAP Tax Expense.

Non-GAAP Operating Income/(Loss) is defined as GAAP Operating Income/(Loss), less the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Net Income/(Loss) is defined as GAAP Net Income/(Loss) excluding the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance; and related tax effects for each adjustment.

Non-GAAP Net Income/(Loss) Per Share is defined as Non-GAAP Income/(Loss) divided by Non-GAAP weighted average shares outstanding - diluted.

Non-GAAP Adjusted EBITDA is defined as GAAP Net Income/(Loss), less the impact of interest expense; provision for income taxes; stock-based compensation; depreciation expense; amortization of intangible assets; amortization of capitalized cloud computing costs; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA divided by total revenue.

Free Cash Flow is defined as net cash from operating activities, less cash investments for capitalized internal-use software and purchases of property and equipment.

Non-GAAP Tax Expense is defined as the GAAP provision for income taxes, adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Idalia Rodriguez

Arbor Advisory Group

+1 203-293-3325

ir@xperi.com

Media Contact:

Tom Huntington

+1 619-743-9057
thomas.huntington@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

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XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Licensing and other revenue	$99,510	$96,207	$206,357	$204,229
Advertising and related revenue	14,982	9,726	22,341	15,737
Total revenue	114,492	105,933	228,698	219,966
Operating expenses:
Cost of licensing and other revenue, excluding depreciation and amortization of intangible assets	19,829	22,128	41,996	47,067
Cost of advertising and related revenue, excluding depreciation and amortization of intangible assets	16,241	11,421	24,954	16,081
Research and development	21,806	29,783	48,889	69,332
Selling, general and administrative	41,463	41,142	83,250	89,840
Depreciation expense	3,951	3,448	8,212	6,353
Amortization expense	8,092	9,144	16,136	18,866
Impairment of long-lived assets	197	—	197	—
Total operating expenses	111,579	117,066	223,634	247,539
Income (loss) from operations	2,913	(11,133)	5,064	(27,573)
Interest and other income, net	1,097	1,747	1,916	4,042
Interest expense - debt	(684)	(759)	(1,362)	(1,491)
Income (loss) before taxes	3,326	(10,145)	5,618	(25,022)
Provision for income taxes	4,826	4,636	14,944	8,125
Net loss	$(1,500)	$(14,781)	$(9,326)	$(33,147)
Net loss per share - basic and diluted	$(0.03)	$(0.32)	$(0.19)	$(0.73)
Weighted-average number of shares used in computing net loss per share - basic and diluted	48,421	45,846	47,890	45,313

XPERI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$90,590	$96,824
Accounts receivable, net	61,905	56,838
Unbilled contracts receivable, net	92,300	78,320
Prepaid expenses and other current assets	26,856	23,631
Note receivable	11,933	—
Deferred consideration from divestiture	—	11,880
Total current assets	283,584	267,493
Note receivable, noncurrent	21,093	31,928
Deferred consideration from divestiture, noncurrent	8,700	8,015
Unbilled contracts receivable, noncurrent	75,535	67,417
Property and equipment, net	54,989	51,926
Operating lease right-of-use assets	22,066	27,557
Intangible assets, net	113,151	128,882
Goodwill	3,329	—
Deferred tax assets	4,973	5,281
Other noncurrent assets	28,529	27,330
Total assets	$615,949	$615,829
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,947	$12,352
Accrued liabilities	82,300	82,160
Deferred revenue	14,928	16,137
Total current liabilities	114,175	110,649
Long-term debt	40,000	40,000
Deferred revenue, noncurrent	11,721	15,072
Operating lease liabilities, noncurrent	17,658	21,487
Deferred tax liabilities	1,428	1,428
Other noncurrent liabilities	15,881	13,118
Total liabilities	200,863	201,754
Stockholders' equity:
Common stock	49	47
Additional paid-in capital	1,326,611	1,314,249
Accumulated other comprehensive loss	(6,465)	(4,438)
Accumulated deficit	(905,109)	(895,783)
Total stockholders' equity	415,086	414,075
	$615,949	$615,829

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(9,326)	$(33,147)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	16,136	18,866
Stock-based compensation expense	14,666	22,429
Depreciation of property and equipment	8,212	6,353
Accrued interest income from note receivable	(1,098)	(1,155)
Accretion of discount from deferred consideration from divestitures	(805)	(812)
Deferred income taxes	308	(506)
Other	885	1,955
Changes in operating assets and liabilities:
Accounts receivable	(5,353)	(1,449)
Unbilled contracts receivable	(22,098)	(4,422)
Prepaid expenses and other assets	(3,933)	461
Accounts payable	4,713	(1,997)
Accrued and other liabilities	(1,202)	(11,943)
Deferred revenue	(4,560)	(6,784)
Net cash used in operating activities	(3,455)	(12,151)
Cash flows from investing activities:
Capitalized internal-use software	(10,156)	(7,352)
Purchases of property and equipment	(1,602)	(1,627)
Purchases of intangible assets	(21)	(7)
Net cash used in investing activities	(11,779)	(8,986)
Cash flows from financing activities:
Proceeds from settlement of holdback consideration from divestiture	11,302	—
Proceeds from issuance of common stock under employee stock purchase plan	2,132	3,315
Proceeds from long-term debt	—	40,000
Withholding taxes related to net share settlement of equity awards	(4,434)	(6,345)
Repayment of short-term debt	—	(50,000)
Payment of debt issuance costs	—	(1,249)
Net cash provided by (used in) financing activities	9,000	(14,279)
Net decrease in cash and cash equivalents	(6,234)	(35,416)
Cash and cash equivalents at beginning of period	96,824	130,564
Cash and cash equivalents at end of period	$90,590	$95,148

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,
	2026	2025
Reconciliation of GAAP net loss:
GAAP net loss	$(1,500)	$(14,781)
Adjustments to GAAP net loss:
Stock-based compensation(1)	6,830	10,327
Amortization of intangible assets	8,092	9,144
Impairment of long-lived assets	197	—
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs(2)	103	73
Severance and retention(3)	204	365
Income tax adjustment(4)	(339)	(280)
Non-GAAP net income	$13,587	$4,848

(1) Stock-based compensation included in above line items:
Cost of licensing and other revenue, excluding depreciation and amortization of intangible assets	$332	$676
Cost of advertising and related revenue, excluding depreciation and amortization of intangible assets	$129	$168
Research and development	$1,565	$3,191
Selling, general and administrative	$4,804	$6,292
(2) Transaction, integration and restructuring costs included in above line items:
Selling, general and administrative	$103	$73
(3) Severance and retention included in above line items:
Cost of licensing and other revenue, excluding depreciation and amortization of intangible assets	$14	$—
Cost of advertising and related revenue, excluding depreciation and amortization of intangible assets	$28	$—
Research and development	$(5)	$21
Selling, general and administrative	$167	$344

(4) The provision for income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Reconciliation of GAAP net loss per share:
GAAP net loss per share	$(0.03)	$(0.32)
Adjustments to GAAP net loss per share:
Stock-based compensation	0.14	0.23
Amortization of intangible assets	0.17	0.20
Impairment of long-lived assets	—	—
Transaction, integration and restructuring related costs	0.01	0.01
Income tax adjustment	(0.01)	(0.01)
Non-GAAP net income per share	$0.28	$0.11

GAAP weighted-average number of shares - basic and diluted	48,421	45,846
Non-GAAP weighted-average number of shares - diluted	49,173	45,979

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2026	2025
GAAP operating income (loss)	$2,913	$(11,133)
Adjustments to GAAP operating income (loss):
Stock-based compensation	6,830	10,327
Amortization of intangible assets	8,092	9,144
Impairment of long-lived assets	197	—
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	103	73
Severance and retention	204	365
Non-GAAP operating income	$18,339	$8,776

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2026	2025
GAAP net loss	$(1,500)	$(14,781)
Adjustments to GAAP net loss:
Interest expense	847	915
Provision for income taxes	4,826	4,636
Stock-based compensation	6,830	10,327
Depreciation expense	3,951	3,448
Amortization of intangible assets	8,092	9,144
Amortization of capitalized cloud computing costs	912	1,081
Impairment of long-lived assets	197	—
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	103	73
Severance and retention	204	365
Non-GAAP Adjusted EBITDA	$24,462	$15,208
Non-GAAP Adjusted EBITDA Margin(1)	21.4%	14.4%

Computation of free cash flow:
Net cash provided by operating activities	$14,560	$10,107
Adjustments:
Capitalized internal-use software	(6,427)	(4,225)
Purchases of property and equipment	(497)	(561)
Non-GAAP free cash flow	$7,636	$5,321
(1)
Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA, derived as above, by the Company's total revenue, expressed as a percentage.